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                                                                      EXHIBIT 23
                                                                      ----------

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------



We consent to the incorporation into the Annual Report on Form 20-F of Sand Technology Inc. (the "Company") for the fiscal year ended July 31, 2001, the Form S-8 Registration Statements for the Sand Technology Inc. 1996 Stock Incentive Plan (Registration No. 333-8538) and the 1996 Stock Option Plan (Registration No. 333-7462), the Form F-2 Registration Statement of Sand Technology Inc. (Registration No. 333-12216) and the Form F-3 Registration Statement of Sand Technology Inc. (Registration No. 333-51014) of our report dated October 29, 2001 on the consolidated financial statements of the Company for the fiscal year ended July 31, 2001.






                                                      /s/ Deloitte & Touche, LLP


January 28, 2002
Montreal, Quebec